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                                                                     EXHIBIT 8.4

                             GRAHAM, THOMPSON & CO.
                             ----------------------
                   COUNSEL & ATTORNEYS-AT-LAW-NOTARIES PUBLIC


           CONSULTANT COUNSEL
         Peter D. Graham, CMG
           Anthony C. Hepburn
                 +Erica Paine

                     PARTNERS
             M. Craig Roberts
                Dana C. Wells
           Michael L. Barnett
                Sean McWeeney
              Gilbert A. Ward
          Judith A. Whitehead
             Clare L. Hepburn
   Michelle M. Pindling-Sands
              Andrew G. Wells
         Gregory I. H. Cottis
         Pembroke H. Williams
             +Gregory K. Moss
             +Robert K. Adams

                   ASSOCIATES
               Tami C. Kassim
               Tanya R. Hanna
               Dolly P. Young
     Michaela S. Sumner-Budhi
             Krystal D. Rolle
         Sandra J. Lightbourn
        Monique R. Cartwright
             Andre J. Rakming
            Colin M. Thompson
         +Antionette E. Allen
           Bethsheba G. Rolle
             Lethera S. Smith
             +Paula L. Gibson

              NASSAU CHAMBERS
                 Sasson House
  Shirley St. & Victoria Ave.
               P.O. Box N-272
       Nassau, New Providence
                  The Bahamas

    Telephone: (242) 322-4130
               (242) 323-8405
      Telefax: (242) 328-1069
               (242) 356-9368

           +FREEPORT CHAMBERS
  The First Commercial Centre
           3rd Floor, Suite 9
             P.O. Box F-42533
       Freeport, Grand Bahama
                  The Bahamas

    Telephone: (242) 351-7474
               (242) 351-7482
      Telefax: (242) 351-7752
               (242) 351-7782


Writer's Direct:
Telephone:     (242) 328-6287
Telefax:       (242) 328-0386
E-Mail:        gaw@gtclaw.com

VIA E-MAIL: DBosley@PerkinsCoie.com

February 10th, 2003
Our Ref: GAW/pr/T-218/5565/35

Teekay Shipping Corporation
TK House, Bayside Executive Park
West Bay and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of The Bahamas

Dear Sirs:

RE:   TEEKAY SHIPPING CORPORATION -- REGISTRATION STATEMENT ON
      FORM-3

In connection with the Registration Statement on Form-3 filed, and the Prospectus Supplement to be filed, by Teekay Shipping Corporation, a Republic of The Marshall Islands corporation ("Teekay"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, prepared in connection with the offer of US$125 million PEPS Units of Teekay, we have been requested to render our opinion as to the matters hereinafter set forth.

In this regard, we have examined a draft as at February 7th, 2003, identified to our satisfaction, of the Registration Statement and the related Prospectus Supplement relating to the Units (the "Documents"), and in our examination of same, we have assumed, without independent investigation, the authenticity of such Documents, the power, authority and legal right of all parties thereto to enter into and perform their respective obligations under the said Documents and the due authorization, execution and delivery of the said Documents by all of the parties to that Documents to which they are a party. We have also assumed the accuracy and completeness of all factual representations made in the Documents.


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Teekay Shipping Corporation
February 10, 2003                                                         Page 2


GRAHAM, THOMPSON & CO.

Based upon and subject to the foregoing we are of the opinion that the summaries set forth under the heading "Tax Consequences -- Bahamian Taxation Consequences" and "Taxation of Teekay -- Bahamian Taxation" in the Prospectus Supplement forming a part of the Registration Statement are accurate and describes the Bahamian Tax consequences expected to be relevant to the prospective purchasers of the Units offered pursuant to the Prospectus Supplement.

We hereby consent to the use of our name in the related Document as the same appears under the caption "Tax Consequences -- Bahamian Taxation Consequences", "Taxation of Teekay -- Bahamian Taxation" and "Legal Matters", and to the use of this opinion as an exhibit to the Registration Statement.

Our opinion expressed above is limited to the laws of the Commonwealth of The Bahamas as in effect on the date hereof. Insofar the Registration Statement and the related Prospectus are expressed to be governed by any other system of law, we have assumed with your approval the validity and enforceability of same under the applicable system of law.

This opinion is solely for the benefit of and may be relied upon by Teekay. This opinion may not be relied upon by any other person or entity without the prior written approval of the undersigned.

Yours faithfully,
GRAHAM, THOMPSON & CO.

/s/ Gilbert A. Ward

PER: Gilbert A. Ward